Exhibit 99.1

Tallgrass Energy Partners to Participate in Barclays High Yield Bond and Syndicated Loan Conference
Leawood, Kan.--(BUSINESS WIRE)- June 8, 2016 - Tallgrass Energy Partners, LP (NYSE: TEP) today announced its participation in the Barclays High Yield Bond and Syndicated Loan Conference to be held June 9 - 10, 2016 at The Broadmoor in Colorado Springs, Colo. The slides used in these discussions will be posted on Tallgrass's website on June 9, 2016. TEP unitholders and other interested parties are invited to view those materials under the investor relations section at www.tallgrassenergy.com.
About Tallgrass Energy Partners, LP
Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. TEP currently provides crude oil transportation to customers in Wyoming, Colorado, and the surrounding regions through Pony Express, which owns the Pony Express System, a crude oil pipeline commencing in Guernsey, Wyoming and terminating in Cushing, Oklahoma that includes a lateral in northeast Colorado that commences in Weld County, Colorado, and interconnects with the pipeline just east of Sterling, Colorado. It provides natural gas transportation and storage services for customers in the Rocky Mountain, Midwest and Appalachian regions of the United States through the Rockies Express Pipeline, a FERC-regulated natural gas pipeline system extending from Opal, Wyoming and Meeker, Colorado to Clarington, Ohio, the Tallgrass Interstate Gas Transmission system, a FERC-regulated natural gas transportation and storage system located in Colorado, Kansas, Missouri, Nebraska and Wyoming, and the Trailblazer Pipeline system, a FERC-regulated natural gas pipeline system extending from the Colorado and Wyoming border to Beatrice, Nebraska. TEP provides services for customers in Wyoming at the Casper and Douglas natural gas processing facilities and the West Frenchie Draw natural gas treating facility, and NGL transportation services in Northeast Colorado. TEP also performs water business services in Colorado and Texas through BNN Water Solutions, LLC. TEP’s operations are strategically located in and provide services to certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford and Bakken shale formations.
To learn more, please visit our website at www.tallgrassenergy.com.
Contact Information
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(913) 928-6014
media.relations@tallgrassenergylp.com